                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   _______________


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                  SEPTEMBER 30, 1997
                   Date of Report (Date of earliest event reported)




                           AMATI COMMUNICATIONS CORPORATION
                (Exact Name of Registrant as Specified in its Charter)
                _____________________________________________________


   DELAWARE                           0-4187                   94-1675494
(State or other               (Commission File Number)       (I.R.S. Employer
Jurisdiction of                                             Identification No.)
Incorporation)
                       ________________________________________

                                 2043 SAMARITAN DRIVE
                              SAN JOSE, CALIFORNIA 95124
                   (Address of Principal Executive Offices)(Zip Code)



Registrant's telephone number, including area code: (408) 879-2000


                _____________________________________________________

ITEM 5.  OTHER EVENTS.

    On September 30, 1997, Amati Communications Corporation, a Delaware corporation ("Amati") and Westell Technologies, Inc., a Delaware corporation ("Westell") entered into an Agreement and Plan of Merger (the "Merger Agreement") among Amati, Westell and Kappa Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Westell ("Merger Sub"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the respective stockholders of Amati and Westell), Merger Sub will be merged with and into Amati (the "Merger"). At the effective time of the Merger (the "Effective Time") the separate existence of Merger Sub will cease and Amati will continue as the surviving corporation and as a wholly-owned subsidiary of Westell. In connection with the Merger, holders of outstanding Amati Common Stock will receive, in exchange for each share of Amati Common Stock held by them, 0.9 shares of Westell Class A Common Stock. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a purchase for financial reporting purposes. A copy of the press release issued by Amati and Westell regarding the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference herein. A copy of the Merger Agreement together with all of the exhibits thereto is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Exhibit 2.1 - Agreement and Plan of Merger, dated September 30, 1997, by and among Amati Communications Corporation, Westell Technologies, Inc. and Kappa Acquisition Corp.*

Exhibit 99.1 - Press Release issued by Amati Communications Corporation on October 1, 1997.*


* Previously filed as an exhibit to the Current Report on Form 8-K of Westell Technologies, Inc. filed on October 2, 1997.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             AMATI COMMUNICATIONS CORPORATION


                             /s/ James Steenbergen
                             --------------------------------------------
                             By:  James Steenbergen
                                  President and Chief Executive Officer

Date:    October 3, 1997